                                                                    Exhibit 4.21

This instrument was prepared by the          Indexing instructions set forth on
attorney referenced below in                 the property description in
consultation with counsel admitted to        Exhibit A.
practice in the state in which the
property is located, and when recorded,
counterparts should be returned to:

Jay Sobel, Esq.
Skadden, Arps, Slate, Meagher & Flom, LLP
919 Third Avenue
New York, New York 10022-3897
(212) 735-2002

--------------------------------------------------------------------------------

           DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND
                            RENTS AND FIXTURE FILING

                            Dated as of May 21, 1999

                                       by

                         LSP ENERGY LIMITED PARTNERSHIP
                                     Trustor

                                       to

                                 JAMES W. O'MARA
                                     Trustee

                               for the benefit of

                              THE BANK OF NEW YORK
                  as Administrative Agent and Collateral Agent
                                   Beneficiary

           SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE
             TRUST PROPERTY IS OR IS TO BE AFFIXED TO THE PROPERTIES
                          DESCRIBED IN EXHIBIT A HERETO

         THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER
                       PLACES, IN THE REAL ESTATE RECORDS

                            THIS DEED OF TRUST COVERS
                             AFTER-ACOUIRED PROPERTY

                        THE FINAL MATURITY DATE FOR THIS
                         DEED OF TRUST IS JULY 15, 2025

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1
         DEFINITIONS...........................................................8
         1.1      Definitions..................................................8
         1.2      Principles of Construction..................................15

ARTICLE 2
         COVENANTS OF TRUSTOR.................................................15
         2.1      Covenants...................................................15

ARTICLE 3
         ABSOLUTE ASSIGNMENT OF LEASES AND RENTS..............................19

         3.1      Absolute Assignment of Leases and Rents.....................19

ARTICLE 4
         SECURITY AGREEMENT...................................................21
         4.1      Rights to UCC Collateral under the Uniform Commercial
                  Code........................................................22
         4.2      Fixture Filing Financing Statements.........................22
         4.3      Trustee or Beneficiary as Senior Secured Party..............23

ARTICLE 5
         REPRESENTATIONS OF TRUSTOR...........................................23
         5.1      Representations and Warranties..............................23

ARTICLE 6
         DEFAULT AND FORECLOSURE..............................................23
         6.1      Remedies....................................................23
         6.2      Rescission of Notice of Event of Default....................29
         6.3      Application of Proceeds.....................................29
         6.4      Additional Security.........................................29
         6.5      Remedies Cumulative.........................................30
         6.6      Attorney-in-Fact............................................30
         6.7      Waiver of Notice............................................31
         6.8      Payment of Costs and Expenses...............................31
         6.9      Trustor's Waivers...........................................31

                                                                            Page

ARTICLE 7
         MISCELLANEOUS........................................................33
         7.1      Performance at Trustor's Expense............................33
         7.2      Beneficiary's Right to Perform the Senior Secured
                  Obligations.................................................33
         7.3      Survival of Senior Secured Obligations......................33
         7.4      Notices.....................................................34
         7.5      Delay not a Waiver..........................................34
         7.6      Covenants Running with the Land.............................35
         7.7      Further Assurances..........................................35
         7.8      Severability................................................36
         7.9      Entire Agreement and Modification...........................36
         7.10     Applicable Law..............................................36
         7.11     Limitation on Beneficiary's Responsibility..................36
         7.12     Headings....................................................37
         7.13     Marshalling.................................................37
         7.14     Waiver of Jury Trial and Consent to Jurisdiction............37
         7.15     Maximum Indebtedness and Future Advances....................38
         7.16     Lien Absolute; Multiple Collateral Transaction..............39
         7.17     Discharge of Deed...........................................39
         7.18     Renewal or Extension of Senior Secured Obligations..........40
         7.19     Conflicts...................................................40
         7.20     Assumption Not a Novation...................................40
         7.21     Substitute Or Successor Trustees............................40
         7.22     Limitation of Recourse......................................41
         7.23     Counterparts................................................41

Exhibit A
Exhibit B

           DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND
                            RENTS AND FIXTURE FILING

      THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING, dated as of May 21, 1999 (as amended, restated, supplemented or otherwise modified from time to time, this "Deed of Trust"), by LSP ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership, the grantor hereunder (together with its permitted successors and assigns, "Trustor"), to JAMES W. O'MARA ("Trustee"), for the benefit of THE BANK OF NEW YORK, a New York banking corporation as Administrative Agent and as Collateral Agent under the Common Agreement referred to below, the beneficiary hereunder (together with its successors and assigns, "Beneficiary").

                              W I T N E S S E T H :

            WHEREAS, Trustor is the owner of that certain real property described on Exhibit A annexed hereto and made a part hereof (the "Land").

            WHEREAS, Trustor has entered into certain Project Documents providing for, among other things, the ownership, development, construction, operation and maintenance of an approximately 837 MW (net) gas-fired combined cycle electric generating facility to be located on the Land.

            WHEREAS, pursuant to the Tranche A Facility Credit Agreement, dated as of August 28, 1998 (the "Initial Credit Agreement"), among Trustor, the banks and other financial institutions party thereto (the "Initial Banks") and Credit Suisse First Boston ("Credit Suisse") as agent for the Initial Banks, the Initial Banks agreed to provide loans (the "Initial Loans") to Trustor to finance a portion of the development, construction and start-up of the Project.

            WHEREAS, Trustor also entered into the Letter of Credit Agreement dated as of August 28, 1998 (the "VEPCO L/C Agreement"), as amended by Amendment No. 1 to Letter of Credit Agreement, dated as of December 15, 1998, and by Amendment No. 2 to Letter of Credit Agreement, dated as of the date hereof, with Credit Suisse, in its capacities as VEPCO L/C Agent and VEPCO L/C Issuer, and the VEPCO L/C Banks listed therein, pursuant to which the VEPCO L/C Issuer agreed to issue, and has issued, for the account of Trustor, one or more VEPCO Letters of Credit for use by Trustor as security in connection with the Project.

            WHEREAS, in connection with the execution of the Initial Credit Agreement, the VEPCO L/C Agreement and the related financing documents, and as a condition precedent to the Initial Banks providing the Initial Loans to Trustor, Trustor, LSP Batesville Funding Corporation (the "Funding Corporation"), LSP Batesville Holding, LLC, IBJ Schroder Bank & Trust Company in its capacities as intercreditor agent, administrative agent, collateral agent and securities intermediary, Credit Suisse as Tranche A Facility Agent and VEPCO L/C Agent entered into the Common Agreement, dated as of August 28 1998, (the "Initial Common Agreement").

            WHEREAS, pursuant to the Amended and Restated Bank Facility Credit Agreement, dated as of December 15, 1998 (the "Supplemental Credit Agreement"), among Trustor, the banks and other financial institutions party thereto (the "Supplemental Banks") and Credit Suisse as agent for the Supplemental Banks, (a) Trustor, the Supplemental Banks and Credit Suisse amended and restated the Initial Credit Agreement in its entirety and (b) the Supplemental Banks agreed to provide loans (the "Supplemental Loans") to Trustor to finance a portion of the development, construction and start-up of the Project.

            WHEREAS, in connection with the execution of the Supplemental Credit Agreement and the related financing documents, and as a condition precedent to the Supplemental Banks providing the Supplemental Loans to Trustor, Trustor and Credit Suisse as bank facility agent, VEPCO L/C agent, administrative agent, collateral agent and securities intermediary executed the Amended and Restated Common Agreement, dated as of the December 15, 1998 (the "Supplemental Common Agreement"), pursuant to which the Initial Common Agreement was amended and restated in its entirety;

            WHEREAS, Trustor and the Funding Corporation have determined to issue certain Bonds pursuant to the Trust Indenture, dated as of the date hereof (the "Indenture"), among Trustor, the Funding Corporation and The Bank of New York, as trustee, and to sell such bonds to Credit Suisse, as initial purchaser, pursuant to the Purchase Agreement.

            WHEREAS, Trustor and the Funding Corporation will use the proceeds of the Bonds to (i) repay in full the Indebtedness outstanding under the Supplemental Credit Agreement and (ii) pay the remaining Project Costs.

            WHEREAS, in connection with the issuance and sale of the Bonds and the execution of the related Financing Documents, Trustor, the Funding Corporation, the Collateral Agent, the Administrative Agent and the Intercreditor Agent are entering into the Second Amended and Restated Common Agreement, dated as of the date hereof (the "Common Agreement"), in order to amend and restate the Supplemental Common Agreement in its entirety.

            WHEREAS, this Deed of Trust is given pursuant to the Common Agreement, the Indenture and the VEPCO L/C Agreement, and payment, fulfillment, and performance by Trustor of its obligations thereunder and under the other Financing Documents to which it is a party are secured hereby, and each and every term and provision of the Common Agreement, the Indenture, the VEPCO L/C Agreement and the Financing Documents, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Deed of Trust.

            WHEREAS, the Common Agreement, the Indenture and the VEPCO L/C Agreement contemplate the execution, delivery and implementation of this Deed of Trust and it is a condition precedent to the transactions contemplated by the Indenture, the VEPCO L/C Agreement, the Common Agreement and the Financing Documents that Trustor shall have executed and delivered this Deed of Trust to Beneficiary on behalf of the Senior Secured Parties.

            WHEREAS, except as otherwise expressly provided herein, capitalized terms used in this Deed of Trust shall have the meanings given thereto in the Common Agreement or the Indenture, as applicable. Except as otherwise expressly provided herein, the rules of interpretation set forth in the Indenture shall apply to this Deed of Trust.

            NOW, THEREFORE, with reference to the foregoing Recitals, and for ten dollars cash in-hand and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby:

      Trustor does hereby irrevocably grant, bargain, sell, convey, confirm, release, warrant, assign and transfer to Trustee its successors and assigns, IN TRUST, WITH POWER OF SALE AND RIGHT TO ENTRY AND POSSESSION, pursuant to this Deed of Trust and applicable law, for the benefit and use of Beneficiary, for itself and as Administrative Agent and Collateral Agent on behalf of the Senior Secured Parties, the following property, whether now owned or hereafter acquired by Trustor (collectively, the "Trust Property") for the purpose of securing the payment and performance of the Senior Secured Obligations (as hereinafter defined):

(i) the Land, and any rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, and all of Trustor's right, title and interest in and to all transferable development rights arising therefrom or transferred thereto, and shares of stock evidencing the same, and, to the extent assignable, all appurtenances to such property, including any now or hereafter belonging or in any way appertaining thereto, and all claims or demands of Trustor, either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same;

(ii) all Trustor's right, title and interest in and to the Improvements on the Land, including any alterations thereto or replacements thereof, now or hereafter erected upon the Land;

(iii) all of Trustor's right, title and interest in and to all Fixtures now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the use, occupancy, enjoyment, development, operation or ownership of the Land or the Improvements, together with any and all replacements thereof and additions thereto;

(iv) all of Trustor's right, title and interest in and to all Equipment and Personalty now or at any time hereafter located at the Land or the Improvements, together with any and all replacements thereof and additions thereto;

(v) all right, title and interest of Trustor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Real Property and the Equipment, hereafter acquired by or released to Trustor or constructed, assembled or placed by Trustor on the Real Property, and all conversions of the security constituted thereby; immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Trustor, any of such extensions, improvements, betterments, renewals, substitutes and replacements shall become subject to the Lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Trustor and specifically described herein;

(vi) all of Trustor's right, title and interest in and to all easements (including, without limitation, the Easements), rights of way, streets, roads, alleys, passages, rights of way, air rights, lateral support, drainage rights, options to purchase, water rights (whether riparian, appropriative, or otherwise), utility rights, privileges, franchises, servitudes, tenements, hereditaments, and appurtenances now or hereafter belonging or appertaining to any of the foregoing or to the Land, all mineral, mining, gravel, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all of Trustor's right, title and interest in and to any streets, ways, alleys, roadbeds, inclines, tunnels, culverts, strips or gores of land adjoining or serving the Land or any part thereof, whether now owned or hereafter acquired by Trustor;

(vii) all of Trustor's right, title and interest in and to all of the real estate and personal property tax refunds or rebates or charges in lieu of Taxes now or hereafter assessed or levied against the Real Property or any other part of the Trust Property, including interest thereon, and the right to receive the same, whether such refunds or rebates relate to fiscal periods before or during the term of this Deed of Trust, payable to Trustor with respect to the Land or the Improvements, and refunds, credits or reimbursements payable with respect to bonds, escrow accounts or other sums payable in connection with the use, occupation, enjoyment, development, operation or ownership of the Land or Improvements;

(viii) all of Trustor's right, title and interest in and to all Leases and Rents;

(ix) all of Trustor's right, title and interest in and to all insurance policies and the proceeds thereof, now or hereafter in effect with respect to the Real Property or the UCC Collateral, including any and all title and property insurance proceeds, and all unearned premiums and premium refunds, accrued, accruing or to accrue under such insurance policies, and all of Trustor's right, title and interest in and to all proceeds, judgments, claims, compensation, awards or payments made for any taking of or damage to all or any part of the Real Property or the UCC Collateral by eminent domain or condemnation, or by any purchase in lieu thereof, and all awards resulting from a change of grade of streets or for severance damages, and all other proceeds of the conversion, voluntary or involuntary, of any of the Trust Property into cash or other liquidated claims, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Trust Property or any part thereof for any injury to or decrease in the value thereof for any reason;

(x) to the extent assignable, all of Trustor's right, title and interest in and to all abstracts of title, plans, specifications, operating manuals, computer programs, computer data, maps, surveys, studies, reports, permits and licenses (including but not limited to the permits and licenses described on Exhibit B hereto), records, plans, designs, drawings, surveys, title insurance policies, agreements, contract rights, approvals, actions, appraisals, architectural, engineering and construction contracts, books of account, insurance policies and other documents, of whatever kind or character, relating to the Real Property;

(xi) all of Trustor's right, title and interest in and to all present and future Leases, Property Agreements, Contracts and all Proceeds and Receivables, the proceeds from the sale, transfer, disposition, conveyance or refinancing of all or any portion of the Trust Property and other benefits paid or payable and to become due or payable to Trustor in respect of the use, occupancy, license or possession of any portion or portions of the Trust Property;

(xii) all the right, as and to the extent set forth in the Common Agreement and the Indenture in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Trust Property, and to commence any action or proceeding to protect the interest of Trustor in the Trust Property;

(xiii) rights, titles, interests, estates or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the Real Property or in and to any greater estate in the Real Property or in and to any greater estate in the Trust Property;

(xiv) all of Trustor's right, title and interest in and to all property hereafter acquired or constructed by Trustor located at or used in connection with the Land of the type described in the foregoing Granting Clauses which shall forthwith, upon acquisition or construction thereof by Trustor and without any act or deed by Trustor or Beneficiary, become subject to the Lien of this Deed of Trust as if such property were now owned by Trustor and were specifically described in this Deed of Trust and were specifically conveyed or encumbered hereby;

(xv) all of Trustor's right, title and interest in and to accessions, additions or attachments to, and all receipts, issues, profits, proceeds and products arising from, any of the foregoing and any and all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims;

(xvi) all of Trustor's right, title and interest in and to all Inventory now or at any time hereafter located at the Land or the Improvements or used in any way in connection with the use, occupancy, enjoyment, development, operation or ownership of the Land or the Improvements, together with any and all replacements thereof and additions thereto, together with all of Trustor's right, title and interest in and to all Accounts; and

(xvii) Trustor's right, title and interest in and to all pipelines and pipeline gathering systems used in connection with the Project lying on, in or across lands or any part thereof located in Panola and Yalobusha Counties, Mississippi, including but not limited to the lands, easements, leases and rights of way described on Exhibit A hereto, together with all equipment, fittings, fixtures, pipe, machinery, pumps, appliances, valves, meters, tanks and other personal or real property appertaining to said pipeline gathering systems and all tenements, hereditaments and appurtenances now owned or hereafter acquired in connection therewith together with all rights of way, servitudes, easements and permits (including but not limited to the permits and licenses described on Exhibit B hereto) for said pipeline gathering systems including, but not limited to all the rights, titles and interests whether now owned or hereafter acquired by Trustor in, to and under the instruments described in attached Exhibit A hereto.

       "Trust Property," including each component thereof, shall be expressly interpreted as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest of Trustor therein.

       AND without limiting any of the other provisions of this Deed of Trust, Trustor expressly grants to Beneficiary, as secured party for itself and for the rateable benefit of the Senior Secured Parties, a security interest in the portion of the Trust Property which is or may be subject to the provisions of the Uniform Commercial Code as in effect from time to time in the state in which the Land is located (as the same may have been or may hereafter be amended, the "Uniform Commercial Code") which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Real Property and appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Deed of Trust be deemed conclusively to be real estate and conveyed hereby.

       TO HAVE AND TO HOLD as provided herein, the above granted and described Trust Property to Trustee and its assigns, substitutes and successors hereunder, in trust, for the security and benefit of Beneficiary and its assigns and successors forever, for itself and for the rateable benefit of the Senior Secured Parties and their respective assigns and successors forever, and Trustor hereby binds itself and its successors and assigns to warrant and forever defend the title to the Trust Property unto Trustee and its assigns, substitutes and successors forever against the claim or claims of all parties claiming or to claim the same, or any part thereof.

      AND TO PROTECT THE SECURITY OF THIS DEED OF TRUST, Trustor represents, warrants, covenants and agrees as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1   Definitions.

      Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Common Agreement or the Indenture, as applicable. As used herein, the following terms shall have the following meanings:

      "Accounts" shall mean all Trustor's accounts whether now existing or hereafter arising and resulting from the sale or other disposition of Inventory or from the services performed at the Project or any other accounts however arising, including but not limited to the "Accounts" as such term is defined in the Indenture, and all chattel paper, documents and instruments relating to the Accounts or constituting the proceeds thereof.

      "Administrative Agent" shall have the meaning set forth in the Common Agreement.

      "Applicable Law" shall have the meaning set forth in the Indenture.

      "Beneficiary" has the meaning set forth in the introducing paragraph hereof.

      "Bonds" has the meaning set forth in the Indenture.

      "Collateral Agency Agreement" shall have the meaning set forth in the Indenture.

      "Collateral Agent" shall have the meaning set forth in the Common
      Agreement.

      "Common Agreement" has the meaning set forth in the Recitals hereof.

      "Consents" shall have the meaning set forth in the Indenture.

      "Contracts" means all contracts to which the Trustor now is, or hereafter will be, bound, or a party, beneficiary or assignee, including, without limitation, all of the Project Documents, including exhibits thereto, and all other instruments, agreements and documents executed and delivered with respect to such contracts, all Consents, and all revenues, rentals, Proceeds and other sums of money due and to become due from any of the foregoing, as the same may be modified, supplemented or amended from time to time in accordance with their terms.

      "Credit Suisse" has the meaning set forth in the Recitals hereof.

      "Deed of Trust" means this Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Easements" shall have the meaning set forth in the Indenture.

      "Equipment" means all "equipment," as such term is defined in Article 9 of the Uniform Commercial Code, now owned or hereafter acquired by Trustor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including all machinery, appliances, apparatus, fittings, materials, equipment, pipes, pipelines (including meters, connections, values and associated equipment), tanks, mains, lines, pumps, cables, lines, wires, conduits, poles and related equipment, loading and unloading equipment, motors, switchboards, cleaning, fire prevention, fire extinguishing, cooling and ventilation equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Trustor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto. Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases except to the extent that Trustor shall have any right or interest therein.

      "Event of Default" shall have the meaning set forth in the Intercreditor Agreement.

      "Financing Documents" shall have the meaning set forth in the Indenture.

      "Fixtures" means all Equipment now owned, or the ownership of which is hereafter acquired, by Trustor which is so related to the Land and Improvements forming part of the Trust Property that it is deemed fixtures or real property under the law of the state in which the Land is located, including all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Trust Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, cables, wires, pipelines (including meters, connections, valves and other associated equipment), conduits, mains, lines, ducts, fences, lighting fixtures, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and electric transmission equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Trustor's interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

      "Funding Corporation" has the meaning set forth in the Recitals hereof.

      "Governmental Approval" shall have the meaning set forth in the Indenture.

      "Impositions" All taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, gross receipts, value added, intangible transaction, privilege or license or similar taxes; and excluding mortgage recording taxes, transfer taxes, transfer gains taxes, gift and inheritance taxes, franchise taxes and analogous taxes on non-corporate entities, and income taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Deed of Trust), water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Trust Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof shall be assessed or imposed on or in respect of or be a Lien upon (a) Trustor that are in the nature of a real estate tax, whether in addition to, or in lieu of, real estate taxes, (b) the Trust Property, or any other collateral delivered or pledged to Beneficiary in connection with the Common Agreement or the Indenture, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Trust Property or the leasing or use of all or any part thereof.

      "Improvements" means any and all buildings, structures, foundations, storage and other tanks, utility sheds, workrooms, towers, retention basins, generating units, pump stations, transformers, retaining walls, pipes, cables, landscaping, irrigation and drainage pipes and facilities, open parking areas, and all other structures, improvements and fixtures of every kind whatsoever, whether above or below the land surface, and whether permanent or temporary, and any and all additions, alterations, betterments or appurtenances thereto, and all renewals, substitutions or replacements now or at any time owned, or hereafter acquired by Trustor and situated, placed or constructed on, over or under the Land or any part thereof.

      "Indenture" has the meaning set forth in the Recitals hereof.

      "Initial Banks" has the meaning set forth in the Recitals hereof.

      "Initial Common Agreement" has the meaning set forth in the Recitals hereof.

      "Initial Credit Agreement" has the meaning set forth in the Recitals hereof.

      "Initial Loans" has the meaning set forth in the Recitals hereof.

      "Inventory" means all of Trustor's inventory of liquid and gaseous hydro carbons whether now owned or hereafter acquired including without limitation oil, gas, casinghead gas, ethane, butane, propane and other natural gas liquids, drip gasoline, natural gasoline and condensate, and all ethylene, polyethylene, propylene, polypropylene, benzene, stynene, plastic film and other products refined therefrom and from time to time located in storage or transportation facilities in or near the Site or in tank trucks or other facilities owned, operated or used by Trustor in connection with the Trust Property.

      "Land" has the meaning set forth in the Recitals hereof.

      "Leases" means, collectively, any lease or ground lease, or, to the extent of the interest therein of Trustor, any sublease or subsublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which Trustor holds the interest of lessor, sublessor, subsublessor or licensor, as the case may be, and pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Trust Property, and every modification, amendment or other agreement relating to such lease, ground lease, sublease, subsublease, license, concession or other agreement entered into in connection therewith, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party or parties thereto.

      "Lien" shall have the meaning set forth in the Indenture.

      "LOC Loans" shall have the meaning set forth in the VEPCO L/C Agreement.

      "Material Adverse Effect" shall have the meaning set forth in the Indenture.

      "Permitted Encumbrances" has the meaning set forth in Section 5.1(a) hereof.

      "Permitted Liens" shall have the meaning set forth in the Indenture.

      "Person" shall have the meaning set forth in the Indenture.

      "Personalty" means all furniture, furnishings, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts (including, without limitation, the Accounts), accounts receivable, franchises, reserve accounts, escrows, documents, instruments, chattel paper, claims, deposits, licenses, trade names, trademarks, symbols, service marks, books, records, business names, company names, trade secrets, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code), which are now or hereafter owned by Trustor and which are related to the Real Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

      "Proceeds" means "proceeds" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but shall not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Trustor from time to time, and claims for insurance, indemnity, warranty or guaranty effected or held for the benefit of Trustor, with respect to any of the Senior Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Trustor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Senior Collateral by any Governmental Authority (or any person acting under color of Governmental Authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Senior Collateral.

      "Project" shall have the meaning set forth in the Indenture.

      "Project Costs" shall have the meaning set forth in the Indenture.

      "Project Documents" shall have the meaning set forth in the Indenture.

      "Property Agreements" means all material option agreements, purchase and sale agreements, construction contracts, architect contracts, engineering contracts, service contracts, utility contracts, equipment leases, equipment maintenance contracts and equipment warranties, purchase contracts, purchase orders and similar agreements and all amendments thereto now or hereafter relating to any portion of the Trust Property and entered into or assumed by or on behalf of Trustor.

      "Real Property" means, collectively, the Land, the Improvements and the Fixtures.

      "Receivables" means any "account" as such term is defined in the Uniform Commercial Code as in effect in any relevant jurisdiction and in any event shall include, but not be limited to, all of the Trustor's rights to payment for goods (including, without limitation, electricity) sold or leased, or services performed, by the Trustor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, contract rights (including any and all rights to liquidated damage payments), security agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to the Trustor to secure the foregoing, (ii) all of each of the Trustor's right, title and interest in and to any goods (including, without limitation, electricity), the sale of which gave rise thereto, (iii) all guarantees, warranties, endorsements, indemnifications or collateral on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of the Trustor or any computer bureau from time to time acting for the Trustor, (vi) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers,
      (vii) all credit information, reports and memoranda relating thereto, and
      (viii) all other writings related in any way to the foregoing.

      "Rents" means all rents, issues, revenues, income, proceeds, profits, royalties, security (including all oil and gas or other hydrocarbon substances, earnings, receipts, revenues, accounts, accounts receivable, security deposits and other deposits (subject to the prior right of the tenants making such deposits)) and income, including fixed, additional and percentage rents, operating expense reimbursements, reimbursements for increases in Taxes, sums paid by tenants to Trustor to reimburse Trustor for amounts originally paid or to be paid by Trustor or Trustor's agents or affiliates for which such tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a tenant is solely liable, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, deficiency rents and liquidated damages, and other benefits now or hereafter derived from any portion of the Real Property or the use, enjoyment, development, operation, ownership or occupancy thereof and all cash or security deposits, advance rentals, and all deposits or payments of a similar nature relating thereto, now or hereafter, including during any period of redemption, derived from the Real Property or any other portion of the Trust Property and all proceeds from the cancellation, surrender, sale or other disposition of the Leases and other benefits paid or payable and to become due or payable to Trustor in respect of the use, occupation, enjoyment, development, operation or ownership of any portion or portions of the Trust Property pursuant to the Leases.

      "Senior Collateral" shall have the meaning set forth in the Indenture.

      "Senior Secured Obligations" means, collectively, (a) the obligations and liabilities of Trustor in respect of (i) all Indebtedness, financial liabilities and obligations of Trustor, of whatsoever nature and howsoever evidenced (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Administrative Agent, the Collateral Agent or any other Senior Secured Party under or pursuant to the Indenture, the Bonds, the VEPCO L/C Agreement, any Working Capital Agreement, any Reserve L/C Agreement, any Additional Indebtedness Agreement, the Security Documents, the Equity Documents, any other Financing Document or any other agreement, document or instrument evidencing, securing or relating to such indebtedness, financial liabilities or obligations, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements; (ii) any and all sums advanced by the Collateral Agent or any other Senior Secured Party in accordance with the provisions of the Financing Documents in order to preserve the Senior Collateral or preserve the Senior Secured Parties' security interest in the Senior Collateral; and (iii) in the event of any proceeding for the collection or enforcement of the sums or obligations described in clauses
      (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Senior Collateral, or of any exercise by the Collateral Agent or the Secured Parties of their rights under the Financing Documents, together with reasonable attorneys' fees and court costs relating thereto. The maximum principal amount described in clause (i) above shall not at any time exceed Four Hundred Million and 00/100 Dollars ($400,000,000), together with interest thereon, and shall become due and payable no later than July 15, 2025.

      "Senior Secured Parties" (each a "Senior Secured Party") shall have the meaning set forth in the Indenture.

      "Site" shall have the meaning set forth in the Indenture.

      "Supplemental Banks" has the meaning set forth in the Recitals hereof.

      "Supplemental Common Agreement" has the meaning set forth in the Recitals hereof.

      "Supplemental Credit Agreement" has the meaning set forth in the Recitals hereof.

      "Supplemental Loans" has the meaning set forth in the Recitals hereof.

      "Taxes" has the meaning set forth in Section 2.1(h) hereof.

      "Transaction Documents" shall have the meaning set forth in the Indenture.

      "Transfer" has the meaning set forth in Section 2.1(i) hereof.

      "Trustor" has the meaning set forth in the introducing paragraph hereof.

      "Trust Property" has the meaning set forth in the Granting Clauses hereof.

      "UCC Collateral" has the meaning set forth in Section 4.1 hereof.

      "Uniform Commercial Code" has the meaning set forth in the Granting Clauses hereof.

      "VEPCO L/C Agreement" has the meaning set forth in the Recitals hereof.

      "VEPCO Letters of Credit" shall have the meaning set forth in the Indenture.

1.2   Principles of Construction.

      All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Deed of Trust unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. The words and phrases "including," "shall include," "inclusive of" and words and phrases of similar import shall be deemed to be followed by "without limitation" or "but not limited to." Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All persons stated in the masculine, feminine or neuter gender shall include other genders as appropriate.

                                    ARTICLE 2

                              COVENANTS OF TRUSTOR

2.1   Covenants.

      Trustor hereby covenants and agrees with Beneficiary that:

      (a)   Books of Record and Access.

            Trustor shall keep proper books of record and accounts in accordance with the provisions of Section 4.1(f) of the Indenture.

      (b)   Impositions and Other Liens.

            Trustor shall duly pay and discharge any Impositions prior to the date the same become delinquent, provided, however, that Trustor may in good faith, by means of an appropriate proceeding, contest the validity, applicability or amount of any asserted Imposition in accordance with the provisions of the Indenture.

      (c)   Maintenance of Trust Property.

            (i) Trustor shall maintain and preserve the Trust Property in good order, condition and repair and in accordance with the provisions of Section 4.1(i) of the Indenture.

            (ii) Subject to the provisions of Section 6.3 of the Indenture, Trustor shall promptly restore or cause to be restored in like manner any portion of the Improvements which may be damaged or destroyed at the Trust Property from any cause whatsoever, and pay or cause to be paid when due all claims for labor performed and materials furnished therefor.

            (iv) The Partnership shall comply with all Applicable Laws and Governmental Approvals, except where non-compliance would not reasonably be expected to result in a Material Adverse Effect.

            (vi) Trustor shall not commit or permit any waste of the Trust Property.

      (d)   Insurance.

            Trustor shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force, at no expense to any Senior Secured Party, the policies of insurance required pursuant to Section 4.1(d) of the Indenture with respect to the Trust Property.

      (e)   Casualty and Condemnation.

            Trustor shall comply with the provisions of Section 3.10 of the Common Agreement in respect of any casualty at or condemnation of all or any portion of the Trust Property.

      (f)   Recording Taxes and Fees.

            Trustor shall pay, together with interest, fines, and penalties, if any, any documentary stamp, recording, transfer, mortgage, intangibles or other Taxes or fees whatsoever due under Applicable Law in connection with the making, execution, delivery, filing of record, recordation, release, or discharge of this Deed of Trust.

      (g)   Governmental Approvals; Applicable Law.

            Trustor will obtain on or prior to the time required, and maintain in full force and effect and comply in all material respects with the conditions and obligations under, all applicable Governmental Approvals and Applicable Law, which may from time to time become necessary in connection with the ownership, operation, maintenance or use of the Trust Property or the execution, delivery and performance in accordance with the respective terms of each of the Transaction Documents to which it is a party, in each case except to the extent that failure to do so would not be reasonably likely to have a Material Adverse Effect.

      (h)   Taxes.

            Subject to the provisions of Section 4.1(t) of the Indenture, if, as a result of any change in Applicable Laws occurring after the date hereof, any tax, assessment, imposition, interest or penalties thereon is levied, assessed or charged by the United States or any political subdivision or taxing authority thereof or therein (collectively, "Taxes") upon this Deed of Trust, the obligations or indebtedness secured by this Deed of Trust, the interest of any Senior Secured Party in and to the Trust Property, or any Senior Secured Party by reason of or as holder of this Deed of Trust, Trustor shall pay all such Taxes to, for, or on account of Beneficiary (or provide funds to Beneficiary for such payment) as they become due and payable, and shall promptly furnish written notice of the date and amount of such payment to Beneficiary. In the event of passage of any law or regulation occurring after the date hereof permitting, authorizing or requiring such Taxes to be levied, assessed or charged, which law or regulation in the opinion of counsel to Beneficiary may prohibit Trustor from paying the Taxes to or for Beneficiary, Trustor shall enter into such further instruments as may be permitted by law to obligate Trustor to pay such Taxes.

         (i)      Transfers of Trust Property.

            (i) Due on Transfer. Trustor acknowledges that a Transfer of the Trust Property may significantly and materially impair the security for the payment and performance of the Senior Secured Obligations and Trustor agrees that, if

                  Trustor, without the prior written consent of Beneficiary, shall cause, permit or suffer a Transfer of the Trust Property, then Beneficiary shall have the absolute right, at its option without prior demand or notice (other than as may be expressly otherwise provided in the Indenture) to declare all sums secured by this Deed of Trust immediately due and payable. Beneficiary shall not be required to demonstrate any actual impairment of the security interest of the Senior Secured Parties or any increased risk of default hereunder in order to declare all sums secured by this Deed of Trust immediately due and payable upon a Transfer in violation of this Section 2.1(i).

            (ii) Definition of Transfer. For the purposes of this Section 2.1, a "Transfer" of the Trust Property means any transfer, sale, conveyance, assignment, mortgage, encumbrance, pledge or other disposition of, or the grant of any easements, leases or other material rights with respect to, all or any portion of the Trust Property or any interest therein in any manner whatsoever, whether voluntarily or involuntarily, but shall not include any such "Transfer" which may be otherwise permitted by the terms of the Indenture.

            (iii) Consent May Be Conditioned. The consent of Beneficiary required for a Transfer without the Beneficiary declaring all sums secured by this Deed of Trust immediately due and payable may be withheld or conditioned by Beneficiary in its sole discretion. Trustor agrees that in the event the ownership of the Trust Property or any part thereof becomes vested in a person other than Trustor, Beneficiary may, without notice to Trustor, deal in any way with such successor or successors in interest with reference to this Deed of Trust and the Senior Secured Obligations hereby secured without in any way vitiating or discharging Trustor's liability hereunder or under the documents and instruments evidencing the indebtedness secured hereby. No transfer or encumbrance of the Trust Property or any interest herein and no forbearance or assumption by any person with respect to this Deed of Trust and no extension to any person of the time for payment of the Senior Secured Obligations hereby secured given by Beneficiary shall operate to release, discharge, modify, change or affect the liability of Trustor, either in whole or in part, unless Beneficiary specifically agrees in writing to the contrary. This provision of this Section 2.1(i) shall apply to each and every Transfer of the Trust Property or any part thereof regardless of whether or not Beneficiary has consented to, or waived under this Deed of Trust with respect to, any previous Transfer of the Trust Property without the Beneficiary declaring all sums secured by this Deed of Trust immediately due and payable.

            (iv) Release of Trust Property. If Trustor is entitled to remove any part of the Senior Collateral pursuant to and in accordance with Sections 5.1(g) of the Indenture, after all conditions to such removal have been satisfied, the Beneficiary, at the request and expense of Trustor, will promptly execute and deliver to Trustor the proper instruments acknowledging the release of such part from the Lien created by this Deed of Trust. Trustor agrees to execute any amendments to this Deed of Trust or to execute such other documents that are necessary in the opinion of Beneficiary to confirm the first priority Lien of this Deed of Trust on the remaining Trust Property.

      (j)   General Rights of Beneficiary and Trustee.

            At any time and from time to time, without liability therefor, without notice and without affecting the liability of any person, including, without limitation, Trustor, for the payment or performance of any indebtedness secured by this Deed of Trust, or the Lien of this Deed of Trust on the Trust Property or any portion thereof: (i) Beneficiary may release any person liable for the payment of any Senior Secured Obligations, extend the time or otherwise alter the terms of payment of any Senior Secured Obligations and make compositions or other arrangements with any debtor in relation thereto, alter, substitute, increase or release any portion of the Trust Property or any other collateral securing any Senior Secured Obligations, and grant such other indulgences as Beneficiary may determine in its sole discretion; and (ii) Trustee may, upon the written consent of Beneficiary, consent to the making of any map or plot of the Real Property, join in granting any easements or creating any restrictions on the Real Property and join in any extension agreement or any agreement subordinating the Lien or charge of this Deed of Trust.

                                    ARTICLE 3

                     ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

      3.1   Absolute Assignment of Leases and Rents.

      Trustor absolutely and unconditionally assigns, transfers and sets over to Beneficiary all right, title and interest in and to all Rents and all right, title and interest under or by virtue of any and all Leases and, with respect to the foregoing:

      (a) Beneficiary grants to Trustor a license to collect, subject to the provisions herein, all Rents as they respectively become due, but not more than thirty (30) days in advance, and to enforce the agreements of the Leases, so long as there is no Event of Default;

      (b) This absolute and present assignment shall be fully operative without any further action on the part of Trustor or Beneficiary and, specifically, Beneficiary shall be entitled, at its sole option, to all Rents whether or not Beneficiary takes possession of the Real Property, including, without limitation, all Rents in Trustor's possession or control. Upon any Event of Default, Beneficiary may, in its absolute discretion, at any time and without notice (either in person, by agent or representative, or by a receiver appointed by a court) and without regard to the adequacy of any security for the Senior Secured Obligations secured by this Deed of Trust: (i) enter upon and take possession of the Real Property or any part thereof, in its own name or in the name of Trustor (provided, however, such entering upon and taking possession of the Real Property shall not be a condition precedent or limitation of Beneficiary's right to collect the Rents); (ii) sue for or otherwise collect the Rents (including those past due and unpaid or which are in Trustor's possession or control at the time of such Event of Default) and apply such Rents, less costs and expenses of collection, including, without limitation, attorneys' fees and expenses, and costs of upkeep, maintenance, repair and operation of the Real Property, to the payment of the Senior Secured Obligations in such order and in proportions as Beneficiary in its absolute discretion may determine; (iii) take all steps which may be desirable in Beneficiary's judgment to complete any unfinished construction, and to operate and manage the Real Property; and (iv) perform such other reasonable acts or repairs or protections as may be reasonably necessary or proper in Beneficiary's sole judgment to conserve the value thereof. The entering upon and taking of possession of the Real Property and/or the collection and application of the Rents shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice;

      (c) Notwithstanding the right to collect the Rents, following an Event of Default, Trustor agrees that Beneficiary, and not Trustor, shall be and be deemed to be the creditor of each tenant with respect to assignments for the benefit of creditors and bankruptcy, arrangement, reorganization, insolvency, dissolution or receivership proceedings affecting such tenant, but without obligation on the part of Beneficiary, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor's rights therein. Beneficiary in its sole and absolute discretion may apply any money received by Beneficiary as such creditor in reduction of the Senior Secured Obligations, whether or not same is then due and payable;

      (d) Trustor irrevocably consents that the tenant(s) under the Leases, upon demand and notice from Beneficiary to such tenant(s) of an Event of Default, shall pay all Rents under the Leases to Beneficiary without liability of the tenant(s) for the determination of the actual existence of any Event of Default claimed by Beneficiary. Trustor hereby irrevocably authorizes and directs the tenant(s), upon receipt of any notice of Beneficiary stating that an Event of Default exists, to pay to Beneficiary the Rents due and to become due under the Leases. Trustor agrees that the tenant(s) shall have the right to rely upon any such notices of Beneficiary and that tenant(s) shall pay such Rents to Beneficiary, without any obligation or without any right to inquire whether such Event of Default actually exists and notwithstanding any claim of or notice by Trustor to the contrary. Trustor shall have no claim against tenant(s) for any Rents and Profits paid by such tenant(s) to Beneficiary;

      (e) Beneficiary shall have the right to assign Beneficiary's right, title and interest in the Leases to any subsequent holder of this Deed of Trust and to any person acquiring title to any of the Real Property through foreclosure or otherwise. After Trustor shall have been barred and foreclosed of all right, title and interest in the leased premises, no assignee of Trustor's interest in the Leases shall be liable to account to Trustor for the Rents thereafter accruing;

      (f) Nothing herein contained shall be construed to bind Beneficiary to the performance of any of the terms or provisions contained in the Leases, or otherwise to impose any obligation on Beneficiary whatsoever. Prior to actual entry and taking possession of the Real Property by Beneficiary, this assignment shall not operate to make Beneficiary a "mortgagee-in-possession" or to place any responsibility for the control, care, management, or repair of the Real Property upon Beneficiary;

      (g) Trustor shall duly perform and discharge each covenant, condition and obligation of the lessor under the Leases, and agrees not to enter into any Lease, or cancel, terminate, modify or otherwise vary any provision of any Lease without Beneficiary's prior written consent, such consent not to be unreasonably withheld or delayed, or discount any Rents or collect any Rents for any period of more than one month in advance. Trustor will give prompt written notice to Beneficiary of any default by any tenant(s) or by the lessor under the Leases known to Trustor, and shall furnish Beneficiary with complete copies of all notices in respect thereof given or received by Trustor. If requested by Beneficiary, Trustor will enforce the Leases and all remedies available to Trustor thereunder in the event of default and, in the event of default thereof by Trustor, Beneficiary may, at its sole option and without obligation so to do, and without waiving any Event of Default in respect thereof, enforce the same at Trustor's expense;

      (h) The Leases shall remain in full force and effect irrespective of any merger of the interest of the lessor and any tenant thereunder. Trustor shall, at the request of Beneficiary, execute such further assignments to Beneficiary of all Leases and Rents, as Beneficiary shall require, and provide to Beneficiary true and correct copies of all Leases and documents and instruments, executed in connection therewith; and

      (i)   It is the expressed intention of Trustor and Beneficiary that this
            Section 3.1 establish an absolute transfer and assignment of the Leases and Rents, and is not intended or given as additional security for the Senior Secured Obligations. This absolute assignment is separate from, and senior in priority to, the security interest granted in this Deed of Trust to Trustee in such leases and rents.

                                    ARTICLE 4

                               SECURITY AGREEMENT

4.1   Rights to UCC Collateral under the Uniform Commercial Code.

      This Deed of Trust is both a real property deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Property. Trustor, by executing and delivering this Deed of Trust, has granted and does hereby grant to Beneficiary as security for the Senior Secured Obligations, a continuing first priority security interest in the Trust Property to the full extent that the Trust Property may be subject to the Uniform Commercial Code (said portion of the Trust Property so subject to the Uniform Commercial Code, the "UCC Collateral"). If an Event of Default shall occur and be continuing, Beneficiary, in addition to any other rights and remedies which it may have, shall have, and may exercise immediately and without demand, any and all rights and remedies granted to a secured party under the Uniform Commercial Code, including the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the UCC Collateral. Any sale of UCC Collateral may be held as part of and in conjunction with a sale of the Land. Upon request or demand of Beneficiary, Trustor shall, at its expense, assemble the UCC Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Beneficiary in protecting its interest in and to the UCC Collateral and in enforcing its rights hereunder with respect to the UCC Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the UCC Collateral sent to Trustor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Trustor. The proceeds of any disposition of the UCC Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Beneficiary to the payment of the Senior Secured Obligations in such priority and proportions set forth in the Collateral Agency Agreement. Trustor's (Debtor's) address and principal place of business and the address of Beneficiary (Secured Party) are as set forth in Section
      7.4 hereof.

4.2   Fixture Filing Financing Statements.

      Portions of the Trust Property are goods which are or are to become fixtures, and Trustor expressly covenants and agrees that, to the extent permitted by Applicable Law, the filing of this Deed of Trust in the real property records of the county where the Land is located shall operate, at the time of filing therein, as a financing statement filed as a fixture filing in accordance with Section 75-9-401(1)(b) of the Uniform Commercial Code of the state in which the Land is located. The address of Trustor (the debtor) and the address of Beneficiary (the secured party) are as set forth in Section 7.4 hereof. Trustor is the record owner of the Land.

4.3   Trustee or Beneficiary as Senior Secured Party.

      If and to the extent that Trustee shall act as the secured party for any security interest created in the Trust Property, Trustor acknowledges and agrees that Trustee may do so, in trust and for the benefit of Beneficiary and the other Senior Secured Parties. As such, Trustee may act in its own name, or in the name of Beneficiary, and shall have all the rights of the secured party, and shall observe all of the requirements of the secured party, contained in this Section 4.

                                    ARTICLE 5

                           REPRESENTATIONS OF TRUSTOR

5.1   Representations and Warranties.

      Trustor represents, covenants and warrants that:

      (a) subject only to the rights of others provided in the documents and instruments approved by Beneficiary and described in the Title Policy insuring the Lien of this Deed of Trust ("Permitted Encumbrances") and to the Permitted Liens, Trustor is seized of an indefeasible estate in fee simple in, and has good, valid, and marketable title to the Land and has good right, full power and lawful authority to mortgage and pledge the same as provided herein, and Beneficiary may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Trust Property in accordance with the terms hereof;

      (b) the Trust Property is free and clear of all Liens, security interests, charges, encumbrances and encroachments whatsoever except as permitted under the terms of the Indenture and except Permitted Encumbrances and Permitted Liens; and

      (c) Trustor will maintain and preserve the first priority Lien and charge of this Deed of Trust until the Senior Secured Obligations have been fully paid and performed in accordance with the terms of the Indenture and the other Financing Documents.

                                    ARTICLE 6

                             DEFAULT AND FORECLOSURE

6.1   Remedies.

      Upon the commencement and during the continuance of an Event of Default, Beneficiary may, at its election, and through the Trustee or otherwise, take or cause the Trustee to take such action permitted at law or in equity, without notice or demand, as it deems advisable to protect and enforce its rights and the rights of the other Senior Secured Parties against Trustor and in and to the Trust Property, in accordance with the requirements of applicable law, including any one or more of the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary and without impairing any notice of default or election to cause the Trust Property to be sold or any sale proceeding predicated thereon:

      (a) declare all of the sums secured by this Deed of Trust to be immediately due and payable;

      (b) demand, collect or realize upon all or any part of the Trust Property and assemble or require Trustor to assemble all or any part of the Trust Property;

      (c) commence, appear in or defend any action or proceeding purporting to affect all or any part of the Trust Property or the interests, rights, powers or duties of any Senior Secured Party or Trustee therein, whether brought by or against Trustor, Trustee or any Senior Secured Party;

      (d) pay, purchase, contest or compromise any claim, debt, Lien, charge or encumbrance which in the judgment of Beneficiary may adversely affect the Trust Property or the interest, rights, powers or duties of any Senior Secured Party or Trustee therein;

      (e) in such manner and to such extent as Beneficiary or Trustee may deem necessary to protect the Trust Property or the interests, rights, powers or duties of any Senior Secured Party therein, Beneficiary or Trustee may by itself, its agents or attorneys, enter into and upon the Trust Property or any part thereof or any other property at which the Trust Property may be located without being deemed a mortgagee in possession and take and hold exclusive possession of all or any part of the Trust Property (which Trustor agrees to surrender) and exclude Trustor from the Trust Property, and with or without the appointment of a receiver, whether appointed pursuant to
            Section 6.1(l) hereof or otherwise, (i) operate and manage the Trust

            Property or any part thereof either itself or by other Persons, (ii) rent and lease the same, (iii) perform such acts of repair or protection as may be necessary or proper to conserve the value of the Trust Property, (iv) make such useful additions, alterations, betterments and improvements to the Trust Property as Beneficiary may deem advisable, (v) collect any and all income, Rents, issues, profits and proceeds from the Trust Property, the same being hereby assigned and transferred to Beneficiary, and (vi) from time to time apply or accumulate such income, Rents, issues, profits and proceeds in such order and manner as Beneficiary shall determine, it being understood that the collection or receipt of income, Rents, issues, profits or proceeds from the Trust Property after an Event of Default and election to cause the Trust Property to be sold under and pursuant to the terms of this Deed of Trust shall not affect or impair any Event of Default or election to cause the Trust Property to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the collection or receipt of any such income, Rents, issues, profits and proceeds;

      (f) commence an action to foreclose on the Trust Property judicially or, commence an action to foreclose on the Trust Property pursuant to the power of sale granted herein. If Trustor shall pay said Senior Secured Obligations promptly when due and shall perform all covenants made by Trustor, then this conveyance shall be void and of no effect. If an Event of Default shall occur, then, in that event, the entire Senior Secured Obligations, together with all interest accrued thereon, shall, at the option of Beneficiary be and become at once due and payable without notice to Trustor, and Trustee shall, at the request of Beneficiary, sell the Trust Property conveyed, or a sufficiency thereof, to satisfy the Senior Secured Obligations at public outcry to the highest bidder for cash. Sale of the Trust Property shall be advertised for three (3) consecutive weeks preceding the sale in a newspaper published in the county where the Trust Property is situated, or if none is so published, then in some newspaper having a general circulation therein, and by posting a notice for the same time at the courthouse of the same county. The notice and advertisement shall disclose the names of the original Trustor in this Deed of Trust. Trustor waives the provisions of Section 89-1-55 of the Mississippi Code of 1972, as amended, if any, as far as this section restricts the right of Trustee to offer at sale more than 160 acres at a time, and Trustee may offer the property herein conveyed as a whole, regardless of how it is described. If the Trust Property is situated in two (2) or more counties, or in two (2) judicial districts of the same county, Trustee shall have full power to select in which county, or judicial district, the sale of the Trust Property is to be made, newspaper advertisement to be published and notice of sale to be posted, and Trustee's selection shall be binding upon Trustor and Beneficiary. Should Beneficiary be a corporation or an unincorporated association, then any officer thereof may declare an Event of Default and request Trustee to sell the Trust Property.

            Beneficiary shall have the same right to purchase the Trust Property at the foreclosure sale as would a purchaser who is not a party to this Deed of Trust.

            Without limiting the foregoing:

            (i) In connection with any sale or sales hereunder, Beneficiary and Trustee shall be entitled to elect to treat any of the Trust Property which consists of a right in action or which is property that can be severed from the Real Property covered hereby or any Improvements without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of Real Property. Where the Trust Property consists of Real Property and Personalty, whether or not such Personalty is located on or within the Real Property, Beneficiary and Trustee shall be entitled to elect to exercise rights and remedies against any or all of the Real Property and Personalty in such order, at such times and in such manner as is now or hereafter permitted by applicable law;

            (ii) Beneficiary and Trustee shall be entitled to elect to proceed against any or all of the Trust Property in any manner permitted under applicable law; and if Beneficiary or Trustee so elects pursuant to applicable law, the power of sale herein granted shall be exercisable with respect to all or any of the Trust Property, as designated by Beneficiary or Trustee, and Beneficiary and Trustee are each hereby authorized and empowered to conduct any such sale of any Trust Property in accordance with the procedures applicable to Real Property;

            (iii) If the Trust Property consists of several lots, parcels or items of property, Trustee shall, subject to applicable law,
                  (A) designate, in Trustee's discretion or at the direction of Beneficiary, the order in which such lots, parcels or items shall be offered for sale or sold, or (B) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary or Trustee designates. Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder. Should Trustee or Beneficiary desire that more than one sale or other disposition of the Trust Property be conducted, Trustee shall, subject to applicable law, cause such sales or dispositions to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may designate, and no such sale shall terminate or otherwise affect the Lien and security title of this Deed of Trust on any part of the Trust Property not sold until all the Senior Secured Obligations have been paid in full. In the event Beneficiary or Trustee elects to dispose of the Trust Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein such sale may be made;

            (iv) Beneficiary or Trustee may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned; or Beneficiary or Trustee may, in its discretion, give a new notice of sale.

            (v) Upon any sale made under or by virtue of this Section 6.1(f) (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Senior Secured Obligations the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust or any other Financing Document.

            (vi) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Trustor shall affect in any manner or to any extent, the Lien of this Deed of Trust upon the Trust Property or any part thereof, or any Liens, titles, rights, powers or remedies of Beneficiary hereunder or under any other Financing Document, but such Liens, titles, rights, powers and remedies of Beneficiary and Trustee shall continue unimpaired as before.

            (vii) Trustor agrees, to the fullest extent permitted by law, that upon the occurrence of an Event of Default, neither Trustor nor anyone claiming through or under Trustor shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the absolute sale of the Trust Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Trustor, for itself and all who may at any time claim through or under it, hereby waives to the fullest extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the Lien hereof.

            (viii) Beneficiary, at its option, is authorized to foreclose, or to cause Trustee to foreclose, this Deed of Trust subject to the rights of any tenants of the Trust Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose such tenants' rights will not be, nor be asserted to be by Trustor, a defense to any proceedings instituted by Beneficiary or Trustee to collect the sums secured hereby.

      (g) subject to any applicable provisions of the Indenture, take over and direct collection of the Rents, the Proceeds and the Receivables that are included in the Trust Property and the proceeds thereof, give notice of the Lien of this Deed of Trust upon the Rents, the Proceeds and the Receivables and the proceeds thereof to any or all Persons obligated to Trustor thereon, direct such Persons to make payment of all moneys paid or payable thereon directly to Beneficiary (and, at the request of Beneficiary, Trustor shall indicate on all billings that payments thereon are to be made to Beneficiary) and give any Person so notified and directed the receipt of Beneficiary for any such payment as full release for the amount so paid;

      (h) subject to any applicable provisions of the Indenture, take control of any and all of the Rents, Proceeds and Receivables, accounts, contractual and other rights that are included in the Trust Property and proceeds arising from any such contractual and other rights, and enforce collection, either in the name of Beneficiary or in the name of Trustor, of any or all of the Rents, Proceeds and Receivables, accounts, contractual and other rights that are included in the Trust Property and proceeds thereof by suit or otherwise, and receive, receipt for, surrender, release or exchange all or any part thereof or compromise, settle, extend or renew (whether or not longer than the original period) any indebtedness thereunder;

      (i) endorse in the name of Trustor any instrument, howsoever received by Beneficiary, representing Trust Property, or proceeds of any of the Trust Property;

      (j) subject to the provisions of Article 3 hereof, exercise all the rights and remedies granted to a secured party under Article 9 of the Uniform Commercial Code in effect in the jurisdiction where the Trust Property is located and all other rights and remedies given to Beneficiary by this Deed of Trust or any other Financing Document otherwise available at law or in equity; and

      (k) to the fullest extent permitted by Applicable Law, without further notice to Trustor and as a matter of right, and without regard to the then value of the Trust Property or the interest of Trustor in and to the Trust Property, apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Property, and Trustor hereby irrevocably consents to such appointment. Notwithstanding the foregoing, Trustor hereby waives any right to require appointment of a receiver.

      Neither Beneficiary nor Trustee shall be under any obligation to make any of the payments or do any of the acts referred to in this Section 6.1 and, except as otherwise required by law, any of the actions referred to in this Section 6.1 may be taken irrespective of whether any notice of Event of Default or election to sell has been given hereunder and without regard to the adequacy of the security for the Senior Secured Obligations. To the fullest extent permitted by Applicable Law, Trustor hereby expressly waives any and all rights of redemption from sale under any order or judgment of foreclosure of the Lien of this Deed of Trust on behalf of Trustor and each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of any other Persons. The reasonable costs and expenses (including reasonable attorneys' fees and disbursements) of Beneficiary incurred in connection with the preservation, collection and enforcement of this Deed of Trust or of the Lien granted hereby, including any amounts advanced by Beneficiary to protect or preserve the Trust Property, shall be secured by this Deed of Trust and Trustor covenants and agrees to pay them to the order of Beneficiary promptly upon demand.

6.2   Rescission of Notice of Event of Default.

      Beneficiary, at any time before the sale, may rescind any notice of Event of Default and/or of election to cause any portion of the Trust Property to be sold. The exercise by Beneficiary of such right of rescission shall not (unless otherwise expressly provided by the terms of such rescission) constitute a waiver of any Event of Default then existing or subsequently occurring, shall not impair the right of Beneficiary to cause any portion of the Trust Property to be sold and shall not otherwise affect any provision, agreement, covenant or condition of this Deed of Trust, the Indenture or any other Financing Document or the rights, obligations or remedies of the parties hereunder or thereunder.

6.3   Application of Proceeds.

      (a) All proceeds received from the sale or other disposition of any portion of the Trust Property pursuant to this Deed of Trust shall be applied by Beneficiary in accordance with the priority set forth in Article IV of the Collateral Agency Agreement.

      (b) If Beneficiary shall be ordered, in connection with any bankruptcy, insolvency or reorganization of Trustor, to restore or repay to or for the account of Trustor or its creditors any amount theretofore received under this Section 6.3, the amount of such restoration or repayment shall be deemed to be a Senior Secured Obligations as to place Beneficiary in the position it would have been in had such amount never been received by Beneficiary.

6.4   Additional Security.

      Subject to any applicable provisions of the Indenture, if Beneficiary at any time shall have a security interest securing any Senior Secured Obligation in addition to the Lien created hereby on the Trust Property, Beneficiary may enforce the terms of the security documents or otherwise realize upon the Trust Property, at its option, either before or concurrently with the exercise of remedies as to such other security or after a sale is made of such other security, and may apply the proceeds to the Senior Secured Obligations without affecting the status of or waiving any right to exhaust all or any other security, including the Trust Property, and without waiving any breach or Event of Default or any right or power whether exercised under the Financing Documents, contained in the Financing Documents or provided for in respect of any such other security.

6.5   Remedies Cumulative.

      The rights, powers and remedies of Beneficiary under this Deed of Trust, or any other security agreement or any other Financing Document shall be cumulative and not exclusive of any other right, power or remedy which Beneficiary may have against Trustor pursuant to this Deed of Trust or the other Financing Documents, or existing at law or in equity or otherwise. Beneficiary's rights, powers and remedies shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Beneficiary may determine to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Beneficiary permitted by law, equity or contract or as set forth herein or in the other Financing Documents. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. The obtaining of a judgment or decree on any of the Bonds, VEPCO Letters of Credit or LOC Loans shall not in any manner affect the Lien of this Deed of Trust upon the Trust Property, and any judgment or decree so obtained shall be secured hereby to the same extent as the Bonds, VEPCO Letters of Credit or LOC Loans are now secured. In case Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by receiver, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Beneficiary, then and in every such case, but subject to Applicable Law, Trustor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceeding had been taken. In the event of any foreclosure sale hereunder, all net proceeds shall be available for application to the Senior Secured Obligations whether or not such proceeds exceed the value of the Trust Property for recordation, tax, insurance or other purposes. The only limitation upon the foregoing agreements as to the exercise of Beneficiary's remedies is that there shall be but one full and complete satisfaction of the Senior Secured Obligations.

6.6   Attorney-in-Fact.

      Upon the occurrence and during the continuance of an Event of Default, Trustor hereby appoints Beneficiary attorney-in-fact of Trustor for the purpose of carrying out the provisions of this Deed of Trust and taking any action and executing any instrument that Beneficiary may deem reasonably necessary or advisable to accomplish the purposes hereof, at Trustor's expense, which appointment is irrevocable and coupled with an interest.

6.7   Waiver of Notice.

      TO THE MAXIMUM EXTENT PERMITTED BY LAW, TRUSTOR HEREBY WAIVES ANY RIGHT TRUSTOR MAY HAVE UNDER THE CONSTITUTION OR THE LAW OF THE STATE OF IN WHICH THE LAND IS LOCATED OR THE CONSTITUTION OR THE LAWS OF THE UNITED STATES OF AMERICA TO NOTICE, OTHER THAN EXPRESSLY PROVIDED FOR IN THIS DEED OF TRUST, THE INDENTURE OR THE OTHER FINANCING DOCUMENTS, OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS DEED OF TRUST TO BENEFICIARY, AND TRUSTOR WAIVES TRUSTOR'S RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS DEED OF TRUST ON THE GROUND (IF SUCH BE THE
      CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. ALL WAIVERS BY TRUSTOR IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER TRUSTOR HAS BY TRUSTOR'S ATTORNEY BEEN FIRST APPRIZED OF AND COUNSELED WITH RESPECT TO TRUSTOR'S POSSIBLE ALTERNATIVE RIGHTS.

6.8   Payment of Costs and Expenses.

      Trustor shall immediately reimburse Beneficiary, the other Senior Secured Parties and Trustee for their respective costs and expenses to the extent set forth in and in accordance with the Indenture and the other Financing Documents.

6.9   Trustor's Waivers.

      (a) Trustor has read and hereby approves the Indenture, the Common Agreement, the Bonds, the VEPCO Letters of Credit, the LOC Loans, the other Financing Documents and all other agreements and documents relating thereto. Trustor acknowledges that it has been represented by counsel of its choice to review this Deed of Trust, the Financing Documents and all other documents relating thereto and said counsel has explained and Trustor understands the provisions thereof, or that Trustor has voluntarily declined to retain such counsel.

      (b) Trustor hereby expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever (unless as otherwise required under this Deed of Trust) and waives any right to require Beneficiary or any other Senior Secured Party to enforce any remedy against any guarantor, endorser or other person whatsoever prior to the exercise of its rights and remedies hereunder or otherwise. Trustor waives any right to require Beneficiary or any other Senior Secured Party to: (i) proceed or exhaust any collateral security given or held by Beneficiary or any other Senior Secured Party in connection with the Senior Secured Obligations; (ii) give notice of the terms, time and place of any public or private sale of any real or personal property security for the Senior Secured Obligations or other guaranty of the Senior Secured Obligations; or
            (iii) pursue any other remedy in Beneficiary's or any other Senior Secured Party's power whatsoever.

      (c)   Until all Senior Secured Obligations shall have been paid in full,
            Trustor: (i) shall not have any right of subrogation to any of the rights of Beneficiary or any other Senior Secured Party against any guarantor, maker or endorser; (ii) waives any right to enforce any remedy which Beneficiary or other Senior Secured Party now has or may hereafter have against any other guarantor, maker or endorser; and (iii) waives any benefit of, and any other right to participate in, any collateral security for the Senior Secured Obligations or any guaranty of the Senior Secured Obligations now or hereafter held by Beneficiary or any other Senior Secured Party.

      (d) Subject to any applicable provisions of the Indenture, Trustor hereby authorizes and empowers Beneficiary in its sole discretion, without any notice or demand and without affecting the Lien and charge of this Deed of Trust, to exercise any right or remedy which Beneficiary or any other Senior Secured Party may have available to it, including, but not limited to, judicial foreclosure, exercise of rights of power of sale without judicial action as to any collateral security for the Senior Secured Obligations, whether real, personal or intangible property.

      (e) To the full extent permitted by law, Trustor hereby covenants and agrees that it shall not at any time insist upon or plead, or in any manner whatsoever claim or take any advantage of, any stay, exemption or extension law or any so-called "moratorium law" now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Trust Property, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to any decree, judgment or order of any court of competent jurisdiction; or after such sale or sales claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, to the extent such covenant and agreement is permitted by applicable law, or relating to the marshaling thereof, upon foreclosure sale or other enforcement hereof. To the full extent permitted by law, Trustor hereby expressly waives any and all rights it may have to require that the Trust Property be sold as separate tracts or units in the event of foreclosure. To the full extent permitted by law, Trustor hereby expressly waives any and all rights of redemption after sale under any order or decree of foreclosure of this Deed of Trust, on its own behalf, on behalf of all Persons claiming or having an interest (direct or indirect) by, through or under Trustor and on behalf of each and every Person acquiring any interest in or title to the Real Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption of Trustor and of all other Persons, are and shall be deemed to be hereby waived to the full extent permitted by applicable law. To the full extent permitted by law, Trustor agrees that it shall not, by invoking or utilizing any applicable law or laws or otherwise, hinder, delay or impede the exercise of any right, power or remedy herein or otherwise granted or delegated to Beneficiary or any other Senior Secured Party, but shall suffer and permit the exercise of every such right, power and remedy as though no such law or laws have been or will have been made or enacted.

                                    ARTICLE 7

                                  MISCELLANEOUS

7.1   Performance at Trustor's Expense.

      Except as expressly provided herein or in the other Financing Documents to the contrary, no portion of the cost and expense of performing or complying with any of the obligations imposed on Trustor by this Deed of Trust shall be borne by Beneficiary or any other Senior Secured Party, and no portion of such cost and expense shall be, in any way or to any extent, credited against the aggregate amounts payable by Trustor pursuant to the Indenture or any other Financing Document.

7.2   Beneficiary's Right to Perform the Senior Secured Obligations.

      If Trustor shall fail, refuse or neglect to make any payment or to perform any act required of it by this Deed of Trust or any other Financing Document, then at any time after the occurrence and during the continuance of any Event of Default or as otherwise expressly permitted by the terms of the Indenture or any other Financing Document, without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Trustor. All sums paid by Beneficiary pursuant to this Section 7.2 and all other sums expended by Beneficiary in respect of which it shall be entitled to indemnity, together with interest thereon from the date of such payment or expenditure, shall constitute additions to the Senior Secured Obligations, and shall be secured by this Deed of Trust, and Trustor covenants and agrees to pay them to the order of Beneficiary upon demand.

7.3   Survival of Senior Secured Obligations.

      Except as may be otherwise provided in the Indenture, all and every portion of the Senior Secured Obligations shall survive the execution and delivery of this Deed of Trust and the other Financing Documents, the foreclosure or other exercise of remedies hereunder and the consummation of the transactions called for therein and herein until the Senior Secured Obligations shall be satisfied in full. This Deed of Trust secures, and until the Senior Secured Obligations shall be paid and satisfied in full, shall secure the entire amount of the Senior Secured Obligations. The total amount of the indebtedness secured by this Deed of Trust may increase or decrease from time to time.

7.4   Notices.

      Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile as follows:

      (a) if to Trustor, to it at LSP Energy Limited Partnership, Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816, Attn: General Counsel, Fax: (732) 249-7290;

      (b) if to Trustee, to James W. O'Mara at Phelps Dunbar, L.L.P., Suite 500, Skytel Centre, 200 S. Lamar Street, P.O. Box 23066, Jackson, Mississippi 39225-3066, Fax: (601) 360-9777; and

      (c) if to Beneficiary, to it at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York, Attn: Corporate Trust Trustee Administration, Fax: (212) 815-5915.

      All notices and other communications given to any party hereto in accordance with the provisions of this Deed of Trust shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.4 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.4.

7.5   Delay not a Waiver.

      Neither any failure nor any delay on the part of Beneficiary in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Bonds, the VEPCO Letters of Credit, the LOC Loans or under any other Financing Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Deed of Trust, the Bonds, the VEPCO Letters of Credit, the LOC Loans or any other Financing Document, Beneficiary shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Deed of Trust, the Bonds, the VEPCO Letters of Credit, the LOC Loans or the other Financing Documents, or to declare a default for failure to effect prompt payment of any such other amount.

7.6   Covenants Running with the Land.

      The Senior Secured Obligations and all obligations hereunder are intended by the parties to be, and shall be construed as, covenants running with the Trust Property until such Trust Property has been released from the Lien of this Deed of Trust.

7.7   Further Assurances.

      (a) Notwithstanding anything to the contrary herein, Trustor shall, at Trustor's sole cost and expense:

            (i) execute and deliver to Beneficiary such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Trustor under the Financing Documents, as Beneficiary may reasonably require; and

            (ii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Deed of Trust and the other Financing Documents, as Beneficiary shall reasonably require from time to time; provided that Trustor shall not be required to pay any material out-of-pocket costs or incur any material obligations not contemplated by this Deed of Trust or the other Financing Documents in connection with the performance of its obligations under this Section 7.7(a)(ii).

      (b) If at any time Beneficiary determines, based on applicable law, that all applicable taxes (including mortgage recording taxes or similar charges, but excluding Permitted Encumbrances) were not paid in connection with the recordation of this Deed of Trust or the perfection of the Liens granted pursuant to the Financing Documents, Trustor shall pay the same upon demand.

      (c) In the event that the legal description attached to any Financing Document is inaccurate or does not fully describe all of the Real Property in which Trustor has an interest, Trustor hereby agrees to the amendment of such legal description and the legal description contained in the corresponding title insurance policy so that such error is corrected and Trustor shall execute and cause to be recorded, if applicable, such documentation as may be necessary for such purpose.

7.8   Severability.

      If any provision of this Deed of Trust or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Deed of Trust nor the application of such provision to other Persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather shall be enforced to the greatest extent permitted by Applicable Law.

7.9   Entire Agreement and Modification.

      This Deed of Trust and the other Financing Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Deed of Trust and the other Financing Documents.

7.10  Applicable Law.

      This Deed of Trust was negotiated in the State of New York, and the proceeds of the Bonds and the VEPCO Letters of Credit delivered pursuant to the Indenture and the Common Agreement will be disbursed from the State of New York, which State Trustor and Beneficiary agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and Trustor and, by its acceptance hereof, Beneficiary hereby agree, in accordance with ss. 5-1401 of the New York General Obligations Law, in all respects, including matters of construction, validity and performance, this Deed of Trust and the Senior Secured Obligations shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, except that the provisions for the creation, perfection, priority and enforcement of the Lien created hereby shall be governed by and construed according to the law of the state in which the Land is located, it being understood that, to the fullest extent permitted by the law of the state in which the Land is located, the law of the State of New York shall govern the validity and the enforceability of the representations, warranties, covenants and obligations of Beneficiary under this Deed of Trust and all other Financing Documents and all of the indebtedness arising hereunder or thereunder. To the fullest extent permitted by law, Trustor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Deed of Trust, except as expressly otherwise provided above.

7.11  Limitation on Beneficiary's Responsibility.

      No provision of this Deed of Trust shall operate to place any obligation or liability for the control, care, management or repair of the Trust Property upon Beneficiary or any other Senior Secured Party, nor shall it operate to make Beneficiary or any other Senior Secured Party responsible or liable for any waste committed on the Trust Property by the tenants or any other Person, or for any dangerous or defective condition of the Trust Property, or for any negligence in the management, upkeep, repair or control of the Trust Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Beneficiary or any other Senior Secured Party "mortgagee in possession."

7.12  Headings.

      The Article and/or Section headings and the Table of Contents herein are included for convenience of reference only and shall not constitute a part of this Deed of Trust for any other purpose.

7.13  Marshalling.

      Notwithstanding anything herein to the contrary, Trustor will not: (a) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Trust Property or any part thereof, whenever or wherever enacted, which may affect the covenants and terms of performance of this Deed of Trust; (b) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Trust Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; or (c) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. Additionally, Trustor hereby expressly waives all benefit or advantage of any such law or laws. Trustor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Trust Property marshaled upon any foreclosure hereof. Beneficiary shall have the right to determine the order in which any or all portions of the Senior Secured Obligations are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Trustor, any party who consents to this Deed of Trust and any party who now or hereafter acquires a Lien or security interest in any of the Trust Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

7.14  Waiver of Jury Trial and Consent to Jurisdiction.

      TRUSTOR AND BENEFICIARY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEED OF TRUST, ANY OTHER FINANCING DOCUMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS DEED OF TRUST. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common laws and statutory claims. Trustor and Beneficiary each acknowledges that this waiver is a material inducement to enter into this Deed of Trust, and that each will continue to rely on the waiver in their related future dealing. Trustor warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS DEED OF TRUST, OR ANY OTHER FINANCING DOCUMENTS. In the event of litigation, this Deed of Trust may be filed as a written consent to a trial by the court. Trustor hereby irrevocably submits to the jurisdiction of any court of competent jurisdiction located in the state in which any portion of the Trust Property is located in connection with any proceeding arising out of or relating to this Deed of Trust involving such portion of the Trust Property.

7.15  Maximum Indebtedness and Future Advances.

      This Deed of Trust shall secure not only existing Senior Secured Obligations, but also such future advances, whether such advances are obligatory or are to be made at the option of Beneficiary or the Senior Secured Parties or otherwise related to or in connection with the Indenture or the other Financing Documents, as are made by Beneficiary and/or the Senior Secured Parties to Trustor to the same extent as if such future advances were made on the date of the execution of this Deed of Trust, including (a) any and all additional advances made by Beneficiary or the Senior Secured Parties to protect or preserve the Trust Property or the Lien hereof on the Trust Property, or to pay taxes, to pay premiums on insurance on the Trust Property (whether or not the original Trustor remains the owner of the Trust Property at the time of such advances and whether or not the original Beneficiary remains the Administrative Agent and/or the Collateral Agent); (b) any and all expenses incident to the collection of the Senior Secured Obligations and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained;
      (c) any and all amounts now owing or which may hereafter be owing by Trustor to Beneficiary, and/or the Senior Secured Parties pursuant to the Financing Documents, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, due or to become due, together with any and all renewal or renewals and extension or extensions of the Senior Secured Obligations; and (d) the full and prompt payment and performance of any and all obligations or covenants of Trustor to Beneficiary and/or the Senior Secured Parties under the terms of any other agreements, assignments or other instruments now or hereafter evidencing, securing or otherwise relating to the Senior Secured Obligations, including the Financing Documents.

7.16  Lien Absolute; Multiple Collateral Transaction.

      Trustor acknowledges that this Deed of Trust and a number of other Financing Documents and those documents required by the Financing Documents together secure the Senior Secured Obligations. Trustor agrees that the Lien of this Deed of Trust and all Senior Secured Obligations shall be absolute and unconditional and shall not in any manner be affected or impaired by any lack of validity or enforceability of the Indenture or any other Financing Document, any agreement with respect to any of the Senior Secured Obligations or any other agreement or instrument relating to any of the foregoing, and the Lien hereof shall not be impaired by any acceptance by Beneficiary of any security for or guarantees of any of the Senior Secured Obligations, or by any failure, neglect or omission on the part of Beneficiary or Trustee to realize upon or protect any of the Senior Secured Obligations or any collateral security therefor, including the Financing Documents, or due to any other circumstance which might otherwise constitute a defense available to, or a discharge of, Trustor in respect of the Senior Secured Obligations or this Deed of Trust (other than the indefeasible payment in full of all the Senior Secured Obligations). The Lien hereof shall not in any manner be impaired or affected by any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Secured Obligations or by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, nonperfection, renewal, extension, indulgence, alteration, exchange, modification or disposition of any of the Senior Secured Obligations or of any of the collateral security therefor, or any amendment or waiver of or any consent to any departure from the Indenture or any other Financing Document or of any guaranty thereof, if any, and Beneficiary or Trustee may, in Beneficiary's discretion, foreclose, exercise any power of sale, or exercise any other remedy available under any or all of the Financing Documents without first exercising or enforcing any other rights and remedies hereunder. Such exercise of rights and remedies under any or all of the Financing Documents shall not in any manner impair the Senior Secured Obligations or the Lien of this Deed of Trust, and any exercise of any rights or remedies hereunder shall not impair the Lien of any of the other Financing Documents or any rights and remedies of any Senior Secured Party thereunder. Trustor specifically consents and agrees that Beneficiary or Trustee may exercise any rights and remedies hereunder and under the other Financing Documents separately or concurrently and in any order that Beneficiary or Trustee may deem appropriate.

7.17  Discharge of Deed.

      Upon written request of Beneficiary stating that all Senior Secured Obligations have been paid and performed, upon surrender of this Deed of Trust and the documents evidencing the Senior Secured Obligations to Trustee for cancellation and retention, and upon payment to Trustee of its fees, costs and expenses incurred or to be incurred thereby, Trustee shall reconvey, without warranty, the Trust Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

7.18  Renewal or Extension of Senior Secured Obligations.

      This Deed of Trust and all other instruments evidencing or securing the Senior Secured Obligations shall likewise secure any extension, modification, renewal, or substitution of the Senior Secured Obligations and any bond issued in substitution for the Bonds and any letter of credit which may be executed and delivered in substitution for the VEPCO Letters of Credit. The Lien of this Deed of Trust shall in no manner be affected by any such extension, modification, renewal, or substitution.

7.19  Conflicts.

      In the event of any conflict or inconsistency between the terms of this Deed of Trust and those of the Indenture or the Common Agreement, it is the intention of Trustor and Beneficiary that such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of a conflict or inconsistency that cannot be resolved as aforesaid, the terms of the Indenture shall control. Trustor hereto acknowledges that it was represented by counsel in connection with the negotiation and drafting of this Deed of Trust and that this Deed of Trust the other Financing Documents shall not be subject to the principle of construing their meaning against the party which drafted the same.

7.20  Assumption Not a Novation.

      Beneficiary's acceptance of an assumption of the obligations of this Deed of Trust, the Bonds, the LOC Loans and the VEPCO Letters of Credit, and the release of Trustor hereof, shall not constitute a novation.

7.21  Substitute Or Successor Trustees.

      Beneficiary may remove Trustee at any time or from time to time and select a successor Trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor Trustee, by substitution of trustee recorded in the land records where this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee shall thereupon become vested in such successor. Such substitute Trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise. Beneficiary shall not be limited in the number of substitutions of the Trustee.

      All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

      Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, other than recording evidence of the appointment of such substitute Trustee in the land records of each county of the state wherein the Land is located, become vested with all the estates, properties, rights, powers and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named a Trustee herein: but nevertheless, upon the written request of Beneficiary or of the substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee's place.

7.22  Limitation of Recourse.

      The provisions of Section 14.1 of the Indenture are made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

7.23  Counterparts.

      This Deed of Trust has simultaneously been executed in a number of identical counterparts, each of which shall be deemed to be an original and constitute one and the same Deed of Trust.

      IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be signed by Trustor's duly authorized representative as of the day and year first above written.

                                    TRUSTOR:

                                    LSP ENERGY LIMITED PARTNERSHIP

                                    By: LSP Energy, Inc., its general partner


                                        By:  /s/ Frank Hardenbergh
                                           --------------------------------
                                             Name:  Frank Hardenbergh
                                             Title: Senior Vice-President

Signature Page to Deed of Trust

                                 ACKNOWLEDGEMENT

STATE OF NEW YORK
COUNTY OF NEW YORK

      Personally appeared before me, the undersigned authority in and for said county and state, on this the ___ day of May, 1999, within my jurisdiction, the within named Frank Hardenbergh who acknowledged that he is the Senior Vice President of LSP Energy, Inc., a Delaware corporation, the general partner of LSP Energy Limited Partnership, a Delaware limited partnership, as its act and deed he executed the above and foregoing instrument, after first being duly authorized by said corporation so to do.

(SEAL)

                                          _________________________________
                                          NOTARY PUBLIC

My commission expires:
_______________________________

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

                          [Exhibit begins on next page]

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

                          [Exhibit begins on next page]

                                    EXHIBIT B

                              PERMITS AND LICENSES

                          [Exhibit begins on next page]